Exhibit 5.1

Linklaters LLP 1290 Avenue of the Americas New York, NY 10104 Telephone (1) 212 903 9000 Facsimile (1) 212 903 9100

Arrival 60A, rue des Bruyères L-1274 Howald Grand Duchy of Luxembourg

August 2, 2022

Ladies and Gentlemen,

We have acted as United States counsel to Arrival, a company incorporated under the laws of the Grand Duchy of Luxembourg as a joint stock company (société anonyme) with its registered office at 60A, rue des Bruyères, L-1274 Howald, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies (Registre de Commerce et des Sociétés de Luxembourg) under number B 248209 (the “Issuer”) in connection with the shelf registration statement on Form F-3 (the “Registration Statement”) filed with the United States Securities and Exchange Commission on August 2, 2022, relating to the registration under the United States Securities Act of 1933 (the “Securities Act”) of an aggregate of $300 million of the Issuer’s (i) ordinary shares (the “Ordinary Shares”), (ii) senior debt securities to be issued under an indenture (the “Senior Indenture”) (a form of which is included as Exhibit 4.2 to the Registration Statement) to be entered into between the Issuer, as issuer, and a trustee  (such debt securities, the “Senior Debt Securities”), (iii) subordinated debt securities to be issued under an indenture (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”) (a form of which is included as Exhibit 4.3 to the Registration Statement) to be entered into between the Issuer, as issuer, and a trustee (such securities, the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), (iv) warrants of the Issuer to purchase Debt Securities, ordinary shares or other securities (the “Warrants”),  to be issued under one or more warrant agreements to be entered into between the Issuer and a warrant agent, (v) rights (the “Rights”) and (vi) units of the Issuer consisting of one or more of the Ordinary Shares, Debt Securities, Warrants or any combination of such Securities (the “Units” and, collectively with the Ordinary Shares, the Debt Securities, the Warrants and the Rights, the “Securities”).

This opinion is limited to the federal law of the United States and the laws of the State of New York, and we express no opinion as to the effect of the laws of any other State of the United States or any other jurisdiction.

For the purpose of this opinion, we have examined the Indentures, such certificates and other documents, and such questions of law, as we have considered necessary or appropriate. We have assumed that the Issuer has the power to execute and deliver the Securities and the Indentures and the relevant agreements, and perform its obligations thereunder, that the Indentures and the relevant agreements have been duly and validly authorized, executed and delivered under the laws of the Grand Duchy of Luxembourg by the Issuer, that the Securities conform to the forms examined by us and that the signatures on all documents examined by us are genuine, assumptions that we have not independently verified.

This communication is confidential and may be privileged or otherwise protected by work product immunity.

Linklaters LLP is a multinational limited liability partnership registered in England and Wales with registered number OC326345 including solicitors of the Senior Courts of England and Wales, members of the New York and District of Columbia Bars and foreign legal consultants in New York. It is a law firm authorized and regulated by the Solicitors Regulation Authority. The term partner in relation to Linklaters LLP is used to refer to a member of Linklaters LLP or an employee or consultant of Linklaters LLP or any of its affiliated firms or entities with equivalent standing and qualifications. A list of the names of the members of Linklaters LLP together with a list of those non-members who are designated as partners and their professional qualifications is open to inspection at its registered office, One Silk Street, London EC2Y 8HQ, England or on www.linklaters.com.

Please refer to www.linklaters.com/regulation for important information on Linklaters LLP’s regulatory position.

In our opinion:

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When the Indentures relating to the Debt Securities have been duly authorized, executed and delivered by the applicable trustee and the Issuer and the Debt Securities have been duly authorized, executed and delivered by such trustee and the Issuer against payment therefor pursuant to the terms of the Indentures and when authenticated in accordance with the terms of the Indentures, the Debt Securities will constitute valid and legally binding obligations of the Issuer, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

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When the applicable warrant agreement relating to the Warrants has been duly authorized, executed and delivered by the applicable warrant agent and the Issuer, the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable warrant agreements so as not to violate any applicable law or result in a default under, or breach of, any agreement or instrument binding upon the Issuer and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Issuer, and the Warrants have been duly authorized, executed, authenticated, issued and delivered in accordance with the applicable warrant agreement, the Warrants will constitute valid and legally binding obligations of the Issuer, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

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When the applicable rights agreement has been duly authorized, executed and delivered by the Issuer, and when the specific terms of a particular issuance of Rights have been duly established in accordance with the terms of the applicable rights agreement and duly authorized by the Issuer, and such Rights have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable rights agreement, in the manner contemplated by the applicable prospectus or prospectus supplement and by such corporate action (assuming the securities issuable upon exercise of such Rights have been duly authorized and reserved for issuance by all necessary corporate action), such Rights will constitute valid and legally binding obligations of the Issuer, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

4
When the applicable unit agreement has been duly authorized, executed and delivered by the Issuer and when the specific terms of a particular issuance of Units have been duly established in accordance with the terms of the applicable unit agreement and duly authorized by the Issuer, and such Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable unit agreement and in the manner contemplated by the applicable prospectus or prospectus supplement and by such corporate action (assuming the securities comprising such Units have been duly authorized and reserved for issuance by all necessary corporate action), such Units will constitute valid and legally binding obligations of the Issuer, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

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We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Legal Matters” in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Linklaters LLP
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